CONSENT OF ATTORNEY

     Reference is made to the Post-Effective Amendment No. 2 Registration Statement No. 333-47699 on Form SB-2 pursuant to which Registrant proposes to sell a maximum of 3,000,000 units, each consisting of one share of the $0.001 par value common stock ("Common Stock") of the Company and one warrant entitling holders to purchase one additional share of Common Stock. Reference is also made to the opinion dated May 4, 2000 included as Exhibit (5.0) to the Registration Statement relating to the legality of the securities proposed to be issued and to be sold.

     I hereby consent to the filing of the opinion dated May 4, 2000, as an exhibit to the Registrant's Registration Statement on Form SB-2 and reference to the undersigned in the Registration Statement under the caption "Legal Matters."



                                             /s/ Alan W. Peryam
                                             -----------------------------------
                                             Alan W. Peryam, LLC

Denver, Colorado
Dated: May 4, 2000